SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

NEXTERA ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25995	97-4700410
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

One Cambridge Center, 7th Floor, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-0200

Item 5. Other Events
Item 7. Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

     This Current Report on Form 8-K is filed by Nextera Enterprises, Inc., a Delaware corporation (“Nextera”), in connection with the matters described herein.

Item 5. Other Events.

     On September 25, 2003, Nextera, and its wholly-owned direct and indirect subsidiaries, Lexecon Inc., an Illinois corporation (“Lexecon”), CE Acquisition Corp., a Delaware corporation (“CE”), and ERG Acquisition Corp., a Delaware corporation (“ERG”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with FTI Consulting, Inc., a Maryland corporation (“FTI”) and LI Acquisition Company, LLC, a Maryland limited liability company and a wholly-owned subsidiary of FTI (the “Buyer”), pursuant to which Lexecon, CE and ERG agreed to sell to the Buyer all of their assets used in their economic consulting business. The terms of the Asset Purchase Agreement provide that FTI will pay cash in the amount of $130 million, plus additional specified consideration, and will assume Lexecon, CE and ERG’s operating liabilities, in exchange for the Lexecon, CE and ERG assets. In connection with the Asset Purchase Agreement, FTI has entered into a voting agreement (the “Voting Agreement”) with shareholders of Nextera that control approximately 71.5% of the voting power of Nextera, which obligates these shareholders to vote to approve the transaction.

     Copies of the Asset Purchase Agreement governing the terms of the sale and the Voting Agreement are attached hereto as Exhibits 2.1 and 10.1, respectively. The foregoing summary of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement and the Voting Agreement, which are incorporated herein by reference. A copy of the press release announcing the sale is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated September 25, 2003, by and among Nextera Enterprises, Inc., Lexecon Inc., CE Acquisition Corp., ERG Acquisition Corp., FTI Consulting, Inc., and LI Acquisition Company, LLC.

10.1	Voting Agreement, dated September 25, 2003, by and among LI Acquisition Company, LLC, FTI Consulting, Inc., Knowledge Universe, Inc., and Nextera Enterprises Holdings, Inc.

99.1	Press Release of Nextera Enterprises, Inc. dated September 25, 2003.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2003	NEXTERA ENTERPRISES, INC.

	By:	/s/ MICHAEL P. MULDOWNEY

Michael P. Muldowney
Chief Operating Officer &
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, made as of September 25, 2003, by and among Nextera Enterprises, Inc., Lexecon Inc., CE Acquisition Corp., ERG Acquisition Corp., FTI Consulting, Inc., and LI Acquisition Company, LLC.

10.1	Voting Agreement, dated September 25, 2003, by and among LI Acquisition Company, LLC, FTI Consulting, Inc., Knowledge Universe, Inc., and Nextera Enterprises Holdings, Inc.

99.1	Press Release of Nextera Enterprises, Inc. dated September 25, 2003.